UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                        PURSUANT TO SECTION 13 FOR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                 Date of Event Requiring Report: April 17, 1998




                            CYBERAMERICA CORPORATION
             (Exact Name of Registrant as Specified on its Charter)


            I-9418                                         87-0509512
     (Commission File Number)               (IRS Employer Identification Number)


                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)




                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                    (Address of Principal Executive Offices)




                                 (801) 575-8073
              (Registrant's Telephone Number, Including Area Code)




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ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

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     On April 17, 1998, the board of directors of CyberAmerica  Corporation (the
"Company")   ratified  the  execution  of  a  Stock   Purchase   Agreement  (the
"Agreement") with Pienne Chow Sau Har, an individual whose residence is Ficus Gardens #7D, Fotan-Shatin, N.T., Hong Kong. Pursuant to the Agreement, the Company received a payment of $17,000 in exchange for issuing 272,000 shares of the Company's Common Stock all of which shares were exempt from registration pursuant to an exemption under Regulation S promulgated under the Securities Act of 1933, (the "Act").

         More specifically, the Company received a payment of $17,000 from Pienne Chow in exchange for an issuance of 272,000 shares of Common Stock. The stock sold pursuant to this agreement was sold at $0.0625 per share.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 1998


                                                        CyberAmerica Corporation



                                                    By:/s/Richard Surber
                                                    Richard D. Surber, President